Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2026, relating to the financial statements of NeoGenomics, Inc. and the effectiveness of NeoGenomics, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of NeoGenomics, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Diego, California
August 25, 2026